Exhibit 99.2

KOSMOS ENERGY LTD ANNOUNCES CASH TENDER OFFERS FOR UP TO $400 MILLION PRINCIPAL AMOUNT OF 7.125% SENIOR NOTES DUE 2026 AND UP TO $100 MILLION AGGREGATE PRINCIPAL AMOUNT OF 7.750% SENIOR NOTES DUE 2027 AND 7.500% SENIOR NOTES DUE 2028

September 9, 2024 – Kosmos Energy Ltd. (the "Offeror", “Kosmos”, or the “Company”) (NYSE/LSE:KOS) announces the launch of its offers to purchase for cash (each a “Tender Offer” and, collectively, the “Tender Offers”) up to (i) $400,000,000 aggregate principal amount (“2026 Notes Cap”) of the Offeror’s outstanding 7.125% Senior Notes due 2026 (the “2026 Notes”) and (ii) up to $100,000,000 aggregate principal amount (the “2027/2028 Notes Cap”) of the Offeror’s outstanding 7.750% Senior Notes due 2027 (the “2027 Notes”) and its 7.500% Senior Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes and 2027 Notes, the “Notes”), subject, in the case of the 2027 Notes, to the 2027 Notes Sub-Cap as further detailed below. The Offeror reserves the right to modify the 2026 Notes Cap, the 2027/2028 Notes Cap and/or the 2027 Notes Sub-Cap in its sole discretion.

The Tender Offers are made upon the terms and subject to the conditions set forth in the offer to purchase dated September 9, 2024 (the “Offer to Purchase”) which is available on the transaction website (the “Transaction Website”): https://projects.sodali.com/kosmos, subject to eligibility confirmation and registration.

The Tender Offers will expire at 5:00 p.m., New York City time, on October 7, 2024, unless extended or earlier terminated (such time and date, as the same may be extended, the "Expiration Time"). Holders who tender their Notes may withdraw such Notes at any time prior to 5:00 p.m., New York City time, on September 20, 2024 (such time and date, as the same may be extended).

Overview of the Tender Offers

To receive the Total Consideration (as defined below), which includes an early tender payment of $50.00 per each $1,000 principal amount of the relevant Notes accepted for purchase pursuant to the Tender Offers (the "Early Tender Payment''), holders must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on September 20, 2024, unless extended (such time, as the same may be extended, the "Early Tender Time"). Holders who validly tender their Notes after the Early Tender Time but at or prior to the Expiration Time will be eligible to receive only the Tender Offer Consideration, which is an amount equal to the Total Consideration (as defined below) minus the Early Tender Payment.

The following table sets forth certain terms of the Tender Offers:

Title of Notes	CUSIP/ISIN	Outstanding Principal Amount	2026 Notes Cap	2026 Notes Priority of Acceptance	Tender Offer Consideration (1)(4)	Early Tender Payment(2)	Total Consideration (2)(3)(4)
7.125% Senior Notes due 2026 issued by Kosmos Energy Ltd. (the “2026 Notes”)	Rule 144A: 500688AC0 / US500688AC04 Regulation S: U5007TAA3 / USU5007TAA35	$650,000,000	$400,000,000 aggregate principal amount, subject to increase in the Offeror’s sole discretion	Tenders specifying a valid 2026 Notes Acceptance Code shall be eligible to receive priority of acceptance in the Tender Offer (over those without), as detailed below.	$950.00	$50.00	$1,000.00

Title of Notes	CUSIP/ISIN	Outstanding Principal Amount	2027/2028 Notes Cap	Acceptance Priority Level	Tender Offer Consideration (1)(4)	Early Tender Payment(2)	Total Consideration (2)(3)(4)	2027 Notes Sub-Cap
7.750% Senior Notes due 2027 issued by Kosmos Energy Ltd. (the “2027 Notes”)	Rule 144A: 500688AF3 / US500688AF35 Regulation S: U5007TAD7 / USU5007TAD73	$400,000,000	$100,000,000 aggregate principal amount, subject to increase in the Offeror’s sole discretion	1	$947.50	$50.00	$997.50	$50,000,000, subject to increase in the Offeror’s sole discretion
7.500% Senior Notes due 2028 issued by Kosmos Energy Ltd. (the “2028 Notes”)	Rule 144A: 500688AD8 / US500688AD86 Regulation S: U5007TAB1 / USU5007TAB18	$450,000,000		2	$932.50	$50.00	$982.50	N/A

(1)	Per $1,000 principal amount of Notes validly tendered after the Early Tender Time but on or prior to the Expiration Time and accepted for purchase.

(2)	Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Time and accepted for purchase.

(3)	The Total Consideration already includes the Early Tender Payment. The Total Consideration in respect of the 2026 Notes is equal to the current optional redemption price applying to the 2026 Notes.

(4)	Excludes Accrued Interest, which will also be paid.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on such Notes, rounded to the nearest $0.01 per $1,000 principal amount of Notes, from and including the last interest payment date up to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.

New Notes and Allocation of the New Notes

Concurrently with this announcement of the Tender Offers, the Offeror announced its intention to commence an offering (the “New Notes Offering”) of new notes (the “New Notes”). Subject to the successful closing of the New Notes Offering, the Offeror intends to use the net proceeds from the New Notes Offering plus cash on hand to fund the Tender Offers and associated fees and expenses. The Tender Offers are conditioned upon, among other things, the successful completion (in the sole determination of the Offeror) of one or more debt financing transactions, such as the New Notes Offering, raising aggregate amount of gross proceeds of an amount at least equal to $500.0 million (the “Financing Condition”). The New Notes and the guarantees in respect thereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act").

The Offeror is making the Tender Offers, in combination with the New Notes Offering, as a way of managing the maturity profile of its outstanding indebtedness.

A Holder that has validly tendered, or indicated its firm intention to tender, its Notes in the Tender Offers prior to the Early Tender Deadline and wishes to subscribe for New Notes in addition to tendering Notes in the Tender Offers may, after having made a separate application for the purchase of such New Notes to the Dealer Manager (in its capacity as a joint bookrunner of the issue of the New Notes), at the sole and absolute discretion of the Offeror, receive priority in the allocation of the New Notes, subject to the issue of the New Notes. When considering allocation of the New Notes, the Offeror intends, but is not obligated, to give preference to those Holders who, prior to such allocation, have tendered, or indicated to the Offeror or any the Dealer Manager their firm intention to tender, their Notes and subscribe for New Notes. Holders should refer to the Offer to Purchase for further details.

2026 Notes Priority of Acceptance in the Tender Offer

Holders of the 2026 Notes who wish to subscribe for and who are allocated the New Notes in addition to tendering their 2026 Notes for purchase pursuant to the Tender Offers can additionally receive “2026 Notes Priority of Acceptance” (over those who do not subscribe for New Notes) through the use of an acceptance code (a “2026 Notes Acceptance Code”) for the acceptance of their 2026 Notes in the Tender Offer with respect to the 2026 Notes, subject to satisfaction of the Financing Condition and completion of such Tender Offer. Such 2026 Notes Priority of Acceptance may be given, at the Offeror’s sole discretion, for an aggregate principal amount of 2026 Notes of up to the aggregate principal amount of New Notes allocated to the relevant Holder in the primary distribution of the New Notes. A Holder of 2026 Notes can obtain such a 2026 Notes Acceptance Code by contacting Merrill Lynch International at the contact details included in the Offer to Purchase. The receipt of a 2026 Notes Acceptance Code in conjunction with the issue of the New Notes does not constitute a tender of 2026 Notes for purchase pursuant to the Tender Offers. Moreover, if the aggregate principal amount of 2026 Notes validly tendered as of the Early Tender Time exceeds the 2026 Notes Cap, not all validly tendered 2026 Notes will be accepted for purchase (though 2026 Notes with 2026 Notes Priority of Acceptance shall in all cases be accepted with priority). As a result, the aggregate principal amount of New Notes allocated to a Holder of 2026 Notes in the New Notes Offering may exceed the aggregate principal amount of 2026 Notes accepted for purchase from such Holder pursuant to the Tender Offer for the 2026 Notes.

No assurances can be given that any Holder of 2026 Notes that receives a 2026 Notes Acceptance Code will be given Priority of Acceptance, or be eligible to participate, in the Tender Offer for the 2026 Notes. Participating in the Tender Offer for the 2026 Notes and requesting a 2026 Notes Acceptance Code are subject to all applicable securities laws and regulations in force in any relevant jurisdiction, including those set out under “Offer and Distribution Restrictions”. In order for a Holder of 2026 Notes to be eligible to receive 2026 Notes Priority of Acceptance in the Tender Offer for 2026 Notes, an Acceptance Code must be quoted in that Holder’s tender instruction (a “Tender and Priority Acceptance Instruction”). Holders of 2026 Notes who wish to tender 2026 Notes for purchase pursuant to the Tender Offer for the 2026 Notes but do not wish to subscribe for New Notes can submit an instruction to this effect (a “Tender Only Instruction”). Additionally, Holders of 2026 Notes who have received 2026 Notes Priority of Acceptance in an amount equal to the aggregate principal amount of New Notes allocated to the relevant Holder in the primary distribution of the New Notes but wish to tender additional 2026 Notes in the Tender Offer for the 2026 Notes may submit a separate Tender Only Instruction in respect of such excess portion. Holders should refer to the Offer to Purchase for further details.

2026 Notes Post-Closing Redemption

If the aggregate principal amount of 2026 Notes validly tendered and not validly withdrawn as of the Expiration Time is less than the 2026 Notes Cap, the Offeror intends, but is not obligated, to redeem an aggregate principal amount of 2026 Notes at a redemption price of 100.00% of the principal amount redeemed (plus accrued and unpaid interest to, but excluding, the date of redemption) pursuant to the terms of the indenture governing the 2026 Notes soon as practicable following the Final Settlement Date, such that no more than $250,000,000 in aggregate principal amount of 2026 Notes (or a corresponding smaller amount, in the case that the 2026 Notes Cap is increased) remain outstanding following the Tender Offer for the 2026 Notes and such redemption.

Acceptance and Pro-Ration

2026 Notes may be subject to proration if the aggregate principal amount of the 2026 Notes validly tendered and not validly withdrawn as of the Early Tender Time or the Expiration Time, as applicable, is greater than the 2026 Notes Cap. Further, 2027 Notes and 2028 Notes may either or both be subject to proration if the aggregate principal amount of such Notes validly tendered and not validly withdrawn as of the Early Tender Time or the Expiration Time, as applicable, is greater than the 2027/2028 Notes Cap and, with respect to the 2027 Notes, greater than the 2027 Notes Sub-Cap. In all cases, Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time will be accepted for purchase in priority to those thereafter, regardless of any 2026 Notes Priority of Acceptance or the Acceptance Priority Levels (where applicable).

In respect of the 2026 Notes, as described in the Offer to Purchase, at the Early Tender Time or the Expiration Time, as applicable, the Offeror intends to accept for purchase Notes from investors tendering with 2026 Notes Acceptance Codes that can be obtained in connection with the allocation of New Notes in priority to investors tendering without 2026 Notes Acceptance Codes. To the extent any 2026 Notes are validly tendered with 2026 Notes Acceptance Codes and accepted for purchase pursuant to the Tender Offer for the 2026 Notes, the portion of the 2026 Notes Cap available to accept for the purchase of 2026 Notes validly tendered without 2026 Notes Acceptance Codes could be reduced significantly or eliminated altogether.

Additional Details

It is expected that payment for Notes tendered at or prior to the Early Tender Time and accepted for purchase will be made on September 24, 2024 (the "Early Settlement Date"), and payment for Notes tendered after the Early Tender Time but at or prior to the Expiration Time and accepted for purchase will be made on October 9, 2024 (the "Final Settlement Date").

Subject to applicable law and the terms and conditions of the Offer to Purchase, the Offeror may terminate the Tender Offers, waive any or all of the conditions of the Tender Offers prior to the Early Tender Time or Expiration Time, extend the Early Tender Time or Expiration Time or amend the terms of the Tender Offers.

The Offeror has retained Merrill Lynch International to act as the dealer manager for the Tender Offers and Morrow Sodali Ltd. to act as information and tender agent for the Tender Offers. Questions regarding procedures for tendering Notes may be directed to Sodali & Co at Hong Kong: +852 2319 4130, London: +44 20 4513 6933, Stamford: +1 203 658 9457 or by email to kosmos@investor.sodali.com. Questions regarding the Tender Offers may be directed to Merrill Lynch International at +44 20 7996 5420 or by email to DG.LM-EMEA@bofa.com.

The Tender Offers are only being made pursuant to the Offer to Purchase. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offers.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes or New Notes, and this press release does not constitute a notice of redemption with respect to the 2026 Notes or any other Notes or securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the Dealer Manager, the Information and Tender Agent or the trustees with respect to the Notes is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Kosmos Energy

Kosmos is a full-cycle, deepwater, independent oil and gas exploration and production company focused along the offshore Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and the U.S. Gulf of Mexico, as well as world-class gas projects offshore Mauritania and Senegal. We also pursue a proven basin exploration program in Equatorial Guinea and the U.S. Gulf of Mexico. Kosmos is listed on the NYSE and LSE and is traded under the ticker symbol KOS. Kosmos is engaged in a single line of business, which is the exploration, development, and production of oil and natural gas. Substantially all of our long-lived assets and all of our product sales are related to operations in four geographic areas: Ghana, Equatorial Guinea, Mauritania/Senegal and the U.S. Gulf of Mexico.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will,” “may,” “potential” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Kosmos Energy Ltd.

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